Exhibit 10.22

Geovic Mining Corp.

Code of Business Conduct and Ethics

as amended through 2009 *

Geovic Mining Corp. is committed to Integrity, Trust, Respect, and Excellence in all relationships with customers, employees, suppliers, shareholders and the community.

     We comply with all applicable laws and regulations governing our business conduct worldwide.

     We act with integrity in all business transactions and relationships and we avoid all conflicts of interest between work and personal activities.

     We are committed to the protection of Geovic Mining Corp.’s financial, physical, and intellectual property assets and ensure that all financial information is complete, accurate, and reflects actual transactions.

     We create a culture within Geovic Mining Corp. that fosters a safe work place, equal opportunity, diversity, communication, and innovation where everyone is treated with respect, fairness, and dignity.

     We are committed to sustainable development, social responsibility, and excellence in environmental management.

Table of Contents

I.	INTRODUCTION	3
A.	GENERAL POLICY REGARDING LAWS AND BUSINESS CONDUCT	3
B.	COMPLIANCE WITH THE CODE	3
II.	EMPLOYMENT PRACTICES	4
A.	EQUAL EMPLOYMENT OPPORTUNITY	4
B.	HARASSMENT	4
C.	IMPROPER USE OR THEFT OF COMPANY PROPERTY	5
III.	ETHICAL MANAGEMENT PRACTICES	5
A.	ACCOUNTING CONTROLS, PROCEDURES, AND RECORDS	5
B.	RETENTION AND DISPOSAL OF DOCUMENTS AND RECORDS	6
C.	CONFIDENTIAL OR PROPRIETARY INFORMATION	6
IV.	CONFLICTS OF INTEREST	6
A.	BUSINESS COURTESIES	6
B.	GIFTS	7
C.	BUSINESS ENTERTAINMENT	7
D.	OUTSIDE INTERESTS	7
V.	FOREIGN CORRUPT PRACTICES ACT	8
VI.	POLITICAL INVOLVEMENT	9
A.	POLITICAL ACTIVITIES	9
VII.	SAFETY AND THE ENVIRONMENT	9
A.	SAFETY AND THE ENVIRONMENT	9
B.	GEOAID	9
VIII.	SECURITIES TRADING	10
A.	INSIDER TRADING	10
IX.	FRAUD AND SIMILAR IRREGULARITIES	10

Geovic Mining Corp.

Code of Business Conduct and Ethics

I.	Introduction

A.	General Policy Regarding Laws and Business Conduct

The Code of Business Conduct and Ethics (the “Code”) of Geovic Mining Corp. and its wholly-owned subsidiaries, Geovic, Ltd. and Geovic Energy Corp. (together the "Company") consists of the policies relating to the ethical and legal standards of conduct to be followed by Directors, officers, employees and agents of the Company (collectively, the “Employees”) in the conduct of its business. The Code applies to all Employees and all Company activities throughout the world, except where specifically indicated.

It is the policy of the Company to comply with applicable law. Some Company policies are based on the requirements of applicable law while others are based on good ethics and business sense. The Company is organized under United States and/or Cayman Islands law and, at the date of adoption of this document, its securities are publicly traded on the TSX Venture Exchange.

The Company does business in various countries around the world. As a good business citizen, we must observe the applicable laws of the countries in which the Company operates. If there is a conflict between the United States law and the law of one of the other countries in which the Company operates, the Company will seek legal counsel to resolve the conflict.

B. Compliance with the Code

Compliance with the Code is based first and foremost on the cooperation and vigilance of all persons subject to the Code. Each Employee will be provided with a copy of the Code and will be required to execute a certificate, in the form attached to this Code, confirming that they have read, understood and agree to comply with the Code. Primary responsibility for monitoring compliance with the Code rests with the Chief Financial Officer and the General Counsel.

Any compliance problems must be identified, reported and corrected as quickly as possible. Accordingly, good faith notification of real or possible violations of the Code must be made without fear of subsequent reproach or reprisals. Problems of application must also be clearly addressed and discussed. In addition, reproaching or punishing the whistleblower who reported a violation, covering up a known violation, circumventing an internal control measure, impeding verification, or falsely reporting a violation will each be treated as a serious breach of the Code.

It is the personal responsibility of each Employee to observe the standards of conduct and other requirements of the Code, whether or not these standards and requirements are also imposed by law. Any Employee who does not comply with these standards and requirements is acting outside the scope of his or her employment responsibilities or agency and may face disciplinary action up to and including termination. A violation may also violate securities laws and the Company may refer the matter to the appropriate regulatory authority, which could lead to penalties, fines or imprisonment.

It is the responsibility of each Employee to familiarize himself or herself with the details of the policies of the Company that apply to his or her assigned duties.

II.	Employment Practices

A.	Equal Employment Opportunity

Company policy prohibits all unlawful discrimination against any Employee or applicant for employment. The Company is committed to providing equal opportunity to all qualified individuals in its hiring and promotion policies. The Company will endeavor to create a workforce that is a reflection of the diverse population of the communities in which it operates.

With respect to operations governed by the United States law, this policy relates to all phases of employment, including recruitment, hiring, placement, promotion, compensation, benefits, training, educational programs and the use of Company facilities. It is intended to provide Employees with a working environment free of discrimination, harassment, intimidation or coercion relating directly or indirectly to race, color, religion, sex, age, disability or national origin.

All Employees shall actively support this policy.

B. Harassment

The Company believes that all Employees should be treated with dignity and respect. It is the policy of the Company to provide a work environment which is free from harassment. As used in this policy, harassment includes sexual, racial, ethnic, and other forms of harassment, including harassment based on disability. It is not considered harassment for supervisors and other members of management to enforce job performance and standards of conduct in a fair and consistent manner.

Any Employee who believes she or he is being harassed should consider telling the offending party that she or he objects to that conduct. This often solves the problem. However, if an Employee is not comfortable confronting the offending party (or if the offending party's unwelcome conduct continues), the Employee should advise his or her immediate supervisor of the offending conduct. If the Employee is more comfortable discussing the issue with someone other than his or her immediate supervisor, or if the immediate supervisor has not taken what the Employee regards as appropriate action to solve the problem, the Employee should contact one of the following: the Chief Financial Officer, the General Counsel or a Director of the Company who is a member of the Audit Committee of the Board of Directors.

Reports of harassment will be investigated promptly and discreetly.

Any Employee, who reports any act of harassment in good faith, including sexual harassment, will not be retaliated against because of such report.

C.         Improper Use or Theft of Company Property

Every Employee must safeguard Company property from loss or theft, and may not take such property for personal use. Company property includes confidential information, software, computers, office equipment, fixed assets, vehicles, cash, securities, and supplies. You must appropriately secure all Company property within your control to prevent its loss, damage or unauthorized use.

III.	Ethical Management Practices

A.	Accounting Controls, Procedures, and Records

Applicable laws and Company policy require the Company to keep books and records that accurately and fairly reflect its transactions and the dispositions of its assets. In addition, the Company must maintain a system of internal accounting controls that will ensure the reliability and adequacy of its books and records. Failure to meet such requirement may constitute a violation of law.

To satisfy these requirements the Company has adopted policies to ensure that only proper transactions are entered into by the Company, that such transactions have proper management approval, that such transactions are properly accounted for in the books and records of the Company and that the reports and financial statements of the Company are timely prepared, transparent, understandable, and fully, fairly and accurately reflect such transactions.

Every Employee will maintain accurate and complete records of transactions, invoices, time reports, expense accounts and other Company records. No entries will be made that intentionally conceal or disguise the true nature of any transaction. No transactions will be omitted that should be included in the financial statements in order to make them complete and accurate. No undisclosed, unrecorded or "off-book" funds, bank accounts, or assets will be established for any purpose. Employees will not create or permit the creation of false or misleading statements in financial reports or other documents submitted to or maintained for government agencies, customers or shareholders.

All Employees having any responsibility for such functions must be familiar with the Company's policies, accounting controls, procedures and records and must comply with their requirements.

B.        Retention and Disposal of Documents and Records

The Company maintains rigorous business processes and a system of internal controls to protect its physical, financial, and intellectual property assets and to ensure that management decisions are based on sound financial and economic analysis, including consideration of risks.

All records will be retained and destroyed strictly in accordance with the Company's Record Retention Policy and applicable statutory and legal requirements. We must not tamper with or alter records or documents, nor remove or destroy them prior to the specified date in the policy or later, if the destruction policy is suspended due to threatened or pending litigation or investigation.

C.        Confidential or Proprietary Information

Employees often learn confidential or proprietary information about the Company or its customers. Company policy prohibits Employees from disclosing or using confidential or proprietary information outside the Company or for personal gain, either during or after employment, without proper written Company authorization to do so. An unauthorized disclosure could be harmful to the Company or a customer or helpful to a competitor.

The Company also works with proprietary data of customers and suppliers. This is an important trust and must be discharged with the greatest care for the Company to merit the continued confidence of its customers and suppliers. No Employee shall disclose or use confidential or proprietary information outside the Company without Company authorization, nor shall any Employee disclose such information to other Employees except on a need-to-know basis, but in any event, in full compliance with the terms of any confidentiality agreement in effect.

IV. Conflicts of Interest A. Business Courtesies

Gifts and entertainment are courtesies designed to strengthen and foster business relationships. We must avoid the appearance of impropriety when giving gifts to or entertaining individuals who do business or are seeking to do business with the Company. We do not use gifts, entertainment, or other incentives to improperly influence relationships or business outcomes. Requesting or soliciting personal gifts, favors, entertainment, or services is always unacceptable. Any expenditure made for gifts; entertainment or anything of value, must be reported promptly and recorded accurately on the Company's books.

B. Gifts

It is the Company's policy to discourage the receipt or giving of gifts, directly or indirectly, by Employees to individuals who do business or are seeking to do business with the Company. However, where not otherwise prohibited by law or the Company policy, Company Employees may give or receive gifts of a promotional nature having a value of U.S. $75 or less. The giving or receiving of gifts of a value in excess of U.S. $75 requires the approval of the Employee's manager. In those rare situations where refusal to accept a gift would be discourteous or otherwise harmful to the Company, the gift may be accepted but then it must be turned over to the Company.

C. Business Entertainment

Appropriate business entertainment (e.g., reception, meal, sporting, or theatrical event) of business partners, current or prospective, is generally acceptable provided it is clearly intended to facilitate business goals. The expenses involved must be moderate, reasonable and in good taste and not otherwise prohibited by law or Company policy. During these events, topics of a business nature must be discussed and Company personnel must be present. Business entertainment should not be in excess of the generally accepted, legal business practices of the country and industry involved.

D. Outside Interests

Directors who (i) are parties to (ii) are directors or officers of a party to or (iii) have a material interest in any person who is a party to a material contract or proposed material contract with the Company must disclose the conflict in writing to the Company or request to have the nature and extent of such interest entered into the minutes of the meeting. The Director shall, if requested by any board member, not be present at a meeting of the board while the board is considering any such material contract and shall not vote on such material contract, unless permitted by law.

Each of us commits to dedicate our time and use our best efforts to the success of the Company. We must avoid actions or relationships which conflict or appear to conflict with our job responsibilities or the interest of the Company. Any outside activities or relationships that may involve a conflict of interest or even the appearance of a conflict of interest must first be approved by your manager and then disclosed to the General Counsel. The following are examples of conflicts of interest:

  Engaging in employment, personal, business, professional or any other activity that interferes or conflicts with our job responsibilities at the Company.

  Holding a substantial financial interest, directly or indirectly, in a current or prospective customer, supplier or competitor of the Company, or serving as an employee, consultant, officer or director of that business.

  Directing Company business to a supplier owned or managed by a relative or close associate.

  Using confidential Company information, business opportunities, or improperly using Company assets for a personal benefit or the benefit of relatives or close associates.

V. Foreign Corrupt Practices Act

The Company, its employees and representatives (including the employees and representatives of Geovic Cameroon Plc.) are subject to the strict requirements of to the Foreign Corrupt Practices Act of 1977 (FCPA). Penalties for violation of the FCPA are severe: The Company could be fined up to $2,000,000 for each violation of FCPA and Officers and Directors can be fined and imprisoned for up to five years. The FCPA does not contain any “materiality” standard; all violations, regardless of the sum of money involved, are considered equally serious.

Compliance with the FCPA is consistent with the standards of conduct prescribed elsewhere in this Code; however the FCPA specifically provides that the Company and employees, as well as representatives and agents worldwide should not seek to influence business by illegal payments, bribes, kickbacks, or other questionable inducements, and may not make, or offer to make, payments of money or anything of value, directly or indirectly, to foreign government officials, foreign political parties, or candidates for foreign political office for the purpose of obtaining or retaining business or business advantage. The Company must also (1) make and keep books records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Company (including assets of Geovic Cameroon Plc.), and (2) devise and maintain a system of internal accounting controls. The FCPA prohibits the falsification of books and records. Under the FCPA, the Company is also responsible for the accounting requirements that are applicable to the Company; accordingly the Company and its Employees must be prepared to respond to requests and instructions of Geovic Mining for these areas.

Employees should note that giving money or anything of value to a third person when there is knowledge or expectation that some or all of it will be offered to a foreign official to obtain or retain business advantage is also a violation of the FCPA. As a general rule, payments to foreign officials that would otherwise be prohibited by the FCPA are permitted only if (i) they are legal in the foreign country; and (ii) they are made as a reasonable and bona fide expenditure directly related to either promotional activity or performance of a contract with a foreign government. Where countries require payments to foreign officials to expedite or secure performance of routine governmental actions, they are permitted under the FCPA only for certain governmental actions: (i) providing licenses, permits and other official documents to qualify to do business in the foreign country; (ii) processing papers, such as visa and work orders; (iii) providing police protection, mail services, and inspections of goods; (iv) providing phone, water, power supplies, unloading cargo, protecting perishable goods from deterioration, or (v) action of a similar nature.

To ensure compliance with the illegal payments provisions of FCPA, the Company and its Employees must exercise caution in dealing with sales agents, distributors or partners, as such persons may be used to making routine illicit payments. We must maintain vigilance and take precautions to avoid FCPA problems by asking appropriate questions, and taking particular care that such third parties do not bring the Company or subsidiaries into inadvertent violations of the FCPA.

VI. Political Involvement A. Political Activities

Political contributions or payments to governmental officials are highly regulated and restricted by law. There are several basic aspects of our policy with respect to such matters.

  Company Political Activities. You must not make any direct or indirect payment or contribution on behalf of the Company for the support of political parties or political candidates for any office (federal, state, or local) in the United States or any foreign country, unless authorized in advance in writing by the senior management or the Board of Directors.

  Your own activities. In any personal activity, you should make it clear that you are not acting on behalf of the Company.

  Other Employees. You must not exert any pressure, direct or implied, that restricts any Employee from deciding whether, to whom and in what amount, he or she will make a political contribution or render services to individual candidates, parties or political committees where permitted by applicable laws.

VII. Safety and the Environment A. Safety and the Environment

Protection of health, safety, and the prevention of adverse effects to the environment are primary goals of the Company. The Company will strive to conduct its mining operations in a manner that minimizes or mitigates undue environmental impact, are safe in operation, and prudent and efficient in utilization of energy and natural resources.

All Employees must conduct their duties and responsibilities in compliance with applicable law and industry standards relating to health and safety in the workplace and to the prevention of pollution to the environment.

B. GeoAid

The Company understands the fragile balance of social, environmental, economic, and moral characteristics comprising its activities in the areas where it works. This led to the development and support of our GeoAid program in Cameroon to ensure that sustainable and high quality environmental standards are met as part of our ongoing day-to-day operations. The Company supports GeoAid as an independent, but an integral and essential component of the Company’s commercial mining venture in Cameroon.

VIII. Securities Trading

A. Insider Trading

Under applicable securities laws it is prohibited for a person to trade securities of a public company while the person has knowledge of undisclosed material information about the company. Both civil and criminal liability may be imposed on Employees who purchase or sell securities of the Company with knowledge of undisclosed material information or who inform, other than in the necessary course of business, another person or company of undisclosed material information (often referred to as “tipping”). In some circumstances, Employees may also be found to be in violation of securities laws if they purchase or sell securities of another entity with knowledge of a material fact or material change concerning a transaction involving the Company and that other entity, or disclose such information to another person other than in the necessary course of business. Employees are required to comply with securities laws in connection with any purchase or sale of common shares or other securities of the Company.

Employees who have questions about insider trading should contact the Chief Executive Officer, the Chief Financial Officer or the Company’s General Counsel.

IX.     Fraud and Similar Irregularities

Company policy prohibits fraud and establishes procedures to be followed concerning the recognition, reporting and investigation of suspected fraud. Fraud includes, but is not limited to:

  Dishonest or fraudulent acts;

  Embezzlement;

  Forgery or alteration of negotiable instruments such as Company checks and drafts;

  Misappropriation of Company, employee, customer, partner or supplier assets;

  Conversion to personal use of cash, securities, supplies or any other Company asset;

  Unauthorized handling or reporting of Company transactions; and

  Falsification of Company records or financial statements for personal or other reasons.

Employees are obligated to protect the Company's assets and ensure their efficient use. Theft, carelessness and waste of Company assets by Employees is prohibited since such actions and conduct have a direct and negative impact on the Company's profitability. Company assets shall only be used for the legitimate business purposes of the Company.

Any Employee who suspects that any fraudulent activity may have occurred is required to report such concern to the Company’s CEO, Chairman of the Board, or Chief Financial Officer or to comply with the Company’s Whistleblower Policy, posted on the Company's website at www.geovic.net/charters.php.

     * The Company's Code of Business Conduct and Ethics was amended by the Board of Directors effective December 19, 2009 to make certain minor administrative changes and to expand the discussion of certain matters relating to compliance with applicable laws.

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GEOVIC MINING CORP.

CODE OF BUSINESS CONDUCT AND ETHICS

Certification

The undersigned hereby certifies that he/she has read and understands the Company’s Code of Business Conduct and Ethics, a copy of which is attached hereto, and agrees to comply with the procedures and restrictions set forth therein.

Date: ___________________________________________	Signature: ______________________________________________________
Name: _______________________________________________________ (please print)